                                                                    EXHIBIT 23.2


                           FROM -- ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan (as amended and restated as of April 8, 1997 and March 12, 1998) of CardioVascular Dynamics, Inc. of our report dated January 29, 1998 with respect to the consolidated financial statements and schedule of CardioVascular Dynamics, Inc. included in its Annual Report Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Orange County, California
July 10, 1998